Exhibit 1.1

GENENTA SCIENCE S.P.A.

American Depositary Shares

each representing one ordinary share, no par value per share

AMENDMENT NO. 1 TO ATM SALES AGREEMENT

December 20, 2024

Virtu Americas LLC

1633 Broadway

New York, NY 10019

Rodman & Renshaw LLC

600 Lexington Avenue, 32nd Floor

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the ATM Sales Agreement, dated as of April 26, 2024 (the “Agreement”), by and among Genenta Science S.p.A., a Republic of Italy joint stock corporation (the “Company”) and Virtu Americas LLC and Capital One Securities, Inc. (each, an “Existing Agent” and collectively, the “Existing Agents” and together with the Company, the “Parties”), pursuant to which the Company may issue and sell to or through the Existing Agents, each acting as sales agent or principal, American depositary shares, each representing one ordinary share with no par value in the capital of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 1 to the Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

(a)	The definitions of the terms “Agent” and “Agents” are hereby amended to read as follows: “Virtu Americas LLC and Rodman & Renshaw LLC (each, individually an “Agent” and together, the “Agents”).” All references to Capital One Securities, Inc. in the Agreement shall be deemed to refer to Rodman & Renshaw, LLC effective immediately.

(b)	Section 13 of the Agreement is hereby amended and restated as follows:

Virtu Americas LLC

One Liberty Plaza

165 Broadway

New York, NY 10006

Attention: Virtu Capital Markets

Email: ATM@virtu.com

and:

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Rodman & Renshaw LLC

600 Lexington Avenue, 32nd Floor

New York, NY 10022

Attention: David Dinkin

Email: atm@rodm.com

with a copy to:

Duane Morris LLP

1540 Broadway

New York, NY 10036

Attention: James T. Seery

Telephone: (973) 424-2088

Email: jtseery@duanemorris.com

and if to the Company, shall be delivered to:

Genenta Science S.p.A.

Via Olgettina No. 58

20132 Milan, Italy

Attention: Pierluigi Paracchi

Email: pierluigi.paracchi@genenta.com

with a copy to:

Fenwick & West LLP

902 Broadway 18th Floor

New York, NY 10010-6035

Attention: Per Chilstrom

Email: pchilstrom@fenwick.com

and:

Giovannelli e Associati

Via dei Bossi, 4 20121

Milano MI, Italy

Attention: Gianvittorio Giroletti Angeli and Andrea Bartolucci

Email: gianvittorio.giroletti@galaw.it; andrea.bartolucci@galaw.it

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice, as set forth below, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

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(c)	The second sentence of Section 16 is hereby deleted and replaced with the following:

“Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and each Agent; provided, however, that Schedule 3 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 3 to the other party in the manner provided in Section 13 and, upon such amendment, all references herein to Schedule 3 shall automatically be deemed to refer to such amended Schedule 3, and provided further, that the Company and any Agent may agree and execute a written instrument providing for a discount, commission or other compensation to be paid by the Company to such Agent upon each sale by such Agent of Placement Shares pursuant to this Agreement in an amount lower than the amount indicated in Schedule 2.”

SECTION 2. Obligations Binding upon Rodman & Renshaw LLC. Rodman & Renshaw LLC hereby agrees to be bound by the terms of the Agreement. Rodman & Renshaw LLC shall be considered to be an Agent under the Agreement to the same extent as if it were a party to the Agreement on the date of the execution thereof.

SECTION 3. Removal of Capital One Securities, Inc. as an Agent. From and after the date hereof, Capital One Securities, Inc. shall be removed as an Agent under the Agreement as amended by this Amendment and shall no longer have any further rights or obligations under the Agreement. Notwithstanding any of the forgoing to the contrary, the provisions of Section 10 of the Agreement shall survive the termination of Capital One Securities, Inc.’s obligations under the Agreement pursuant to this Amendment.

SECTION 4. Expense Reimbursement. The Company will pay fees and disbursements of counsel to the Agents of up to $25,000 incurred in connection with this Amendment and other related documents.

SECTION 5. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 6. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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SECTION 7. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AMENDMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 9. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Company and each Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and each Agent.

Very truly yours,

GENENTA SCIENCE S.P.A.

By:	/s/ Pierluigi Paracchi
Name:	Pierluigi Paracchi
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to ATM Sales Agreement]

ACCEPTED as of the date first-above written:

VIRTU AMERICAS LLC

By:	/s/ Joshua R. Feldman
Name:	Joshua R. Feldman
Title:	Managing Director

RODMAN & RENSHAW LCC

By:	/s/ David Dinkin
Name:	David Dinkin
Title:	President

[Signature Page to Amendment No. 1 to ATM Sales Agreement]

SCHEDULE 3

________

Notice Parties

________

The Company

Pierluigi Paracchi (pierluigi.paracchi@genenta.com)

Richard Slansky (richard.slansky@genenta.com)

Barbara Regonini (barbara.regonini@genenta.com)

Virtu Americas LLC

Jeffrey Lumby (jlumby@virtu.com)

Joshua Feldman (jfeldman@virtu.com)

Conor Lumby (clumby@virtu.com)

With a copy to atm@virtu.com

Rodman & Renshaw LLC

David Dinkin (atm@rodm.com)